UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 23, 2009
A. T. CROSS COMPANY (Exact name of registrant as specified in its charter)
Rhode Island (State or other jurisdiction of incorporation)	1-6720 (Commission File Number)	05-0126220 (IRS Employer Identification No.)
One Albion Road, Lincoln, Rhode Island (Address of principal executive offices)	02865 (Zip Code)
Registrant's telephone number, including area code (401) 333 1200 N/A (Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02 - Results of Operations and Financial Condition.

On April 23, 2009, the registrant issued the following press release announcing financial results for the three month period ended April 4, 2009:

NEWS RELEASE
CONTACTS:	Kevin F. Mahoney Vice President, Finance and Chief Financial Officer 401-335-8470

FOR IMMEDIATE RELEASE

A.T. CROSS COMPANY REPORTS

FIRST QUARTER RESULTS

Lincoln, RI - April 23, 2009 - A.T. Cross Company (NASDAQ: ATX) today announced financial results for the first quarter ended April 4, 2009.

Consolidated net sales for the first quarter of 2009 declined 14.9% to $30.9 million compared to $36.3 million in the first quarter of 2008. The Cross Accessory Division (CAD) recorded revenue of $18.8 million, a decline of 29.3% compared to last year. The Cross Optical segment reported sales of $12.1 million, up 24.1% from a year ago. This increase is largely due to Native Eyewear, acquired late in the first quarter 2008.

Gross margin in the first quarter of 2009 was 54.3% versus 55.8% last year. Operating expenses were $18.8 million, or 61.1% of net sales, compared to $19.2 million or 53.0% of net sales for the same period a year ago.

Net loss for the first quarter was $0.9 million or $0.06 per basic and diluted share, compared to net income of $0.6 million or $0.04 per basic and diluted share last year.

David G. Whalen, President and Chief Executive Officer of A.T. Cross said, "The business climate over the last two quarters has been extremely difficult and, like many other companies, A.T. Cross was not immune to the negative effects of the downturn. In response to what we believe are temporary trends, we took steps to reduce spending and manage our cash and inventory. More importantly, we remained committed to our core strategies of growing the Cross Optical segment, reshaping our approach to the writing instrument and accessory market and optimizing our writing instrument cost structure. These strategies were building momentum before the economic downturn and, given continued support, will result in a stronger company once the economy improves."

Guidance

Given this economic climate the Company will not provide specific 2009 guidance at this time. The time for that will most likely be at the end of July when second quarter results are announced. At that point, the peak sunglass season will have been completed and a clearer view of how the holiday season will shape up for the Cross brand will be available.

Share Buyback

In the 2009 first quarter, the Company repurchased 179,000 shares of its Class A common stock at an average price of $2.35 per share. In the last six months, the Company repurchased 467,000 shares at an average price of $3.01 per share.

Conference Call

The Company's management will host a conference call today, April 23, 2009 at 4:30 PM Eastern Time. Parties interested in participating in the conference call may dial-in at (888) 726-2429, while international callers may dial-in at (913) 312-0657. A live webcast of the call will be accessible on the Company's website at www.cross.com. The webcast will be archived for 30 days on this site, while a telephone replay of the call will be available beginning at 7:30 PM Eastern Time on April 23, 2009 through May 1, 2009 at (888) 203-1112 or (719) 457-0820 for international callers, and entering the pass code of 9137498.

About A.T. Cross Company

Building on the rich tradition of its award-winning writing instruments and reputation for innovation and craftsmanship, A.T. Cross Company is a designer and marketer of branded personal and business accessories. Cross provides a range of distinctive products that appeal to a growing market of consumers seeking to enhance their image and facilitate their lifestyle. A.T. Cross products, including award-winning quality writing instruments, timepieces, business accessories and Costa Del Mar and Native Eyewear sunglasses, are distributed in retail and corporate gift channels worldwide. For more information, visit the A.T. Cross website at www.cross.com, the Costa Del Mar website at www.costadelmar.com and the Native Eyewear website at www.nativeyewear.com.

Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (including but not limited to statements relating to the expected impact of the Company's core strategies once the economy stabilizes). In addition, words such as "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including but not limited to the depth and severity of the economic crisis and consumers' willingness to purchase discretionary items, and are not guarantees since there are inherent difficulties in predicting future results. Actual results could differ materially from those expressed or implied in the forward-looking statements. The information contained in this document is as of April 23, 2009. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Additional discussion of factors that could cause actual results to differ materially from management's expectations is contained in the Company's filings under the Securities Exchange Act of 1934.

(Tables to follow)
A. T. CROSS COMPANY CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts) (unaudited)
	Three Months Ended
	April 4, 2009	March 29, 2008

Net sales	$ 30,840	$ 36,257
Cost of goods sold	14,084	16,036
Gross Profit	16,756	20,221
Selling, general and administrative expenses	16,554	16,984
Service and distribution costs	1,612	1,651
Research and development expenses	619	573
Restructuring charges	60	-
Operating (Loss) Income	(2,089)	1,013
Interest and other expense	(591)	(47)
(Loss) Income Before Income Taxes	(2,680)	966
Income tax (benefit) provision	(1,731)	364
Net (Loss) Income	$ (949)	$ 602

Net (Loss) Income per Share:
Basic	$(0.06)	$0.04
Diluted	$(0.06)	$0.04
Weighted Average Shares Outstanding:
Basic	14,847	15,070
Diluted	14,847	15,423

	Three Months Ended
Segment Data:	April 4, 2009	March 29, 2008
Cross Accessory Division
Net Sales	$ 18,765	$ 26,529
Operating Loss	(2,863)	(17)

Cross Optical Group
Net Sales	$ 12,075	$ 9,728
Operating Income	774	1,030

A.T. CROSS COMPANY CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	April 4, 2009	March 29, 2008
Assets
Cash and cash equivalents	$ 14,227	$ 15,501
Short-term investments	2,495	-
Accounts receivable	22,967	28,762
Inventories	31,191	33,931
Deferred income taxes	4,332	5,254
Other current assets	8,838	6,960
Total Current Assets	84,050	90,408

Property, plant and equipment, net	15,380	17,438
Goodwill	15,280	17,124
Intangibles and other assets	12,912	14,004
Deferred income taxes	11,501	8,301

Total Assets	$ 139,123	$ 147,275

Liabilities and Shareholders' Equity
Accounts payable and other current liabilities	$ 21,254	$ 25,237
Retirement plan obligations	2,276	2,182
Total Current Liabilities	23,530	27,419

Long-term debt	21,721	21,721
Retirement plan obligations	14,384	4,981
Deferred gain on sale of real estate	3,650	4,171
Other long term liabilities	2,023	3,314
Accrued warranty costs	1,332	1,342
Shareholders' equity	72,483	84,327

Total Liabilities and Shareholders' Equity	$ 139,123	$ 147,275

For information at A. T. Cross contact:
Kevin F. Mahoney
Vice President, Finance and Chief Financial Officer
(401) 335-8470
kmahoney@cross.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

A. T. CROSS COMPANY (Registrant)
Date: April 23, 2009	KEVIN F. MAHONEY (Kevin F. Mahoney) Vice President, Finance Chief Financial Officer